RISE ANNOUNCES EXTENSION OF LAND PURCHASE AGREEMENT

September 20, 2017 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTC: RYES) (“Rise” or the “Company”) announces that it has negotiated an extension of the remaining payment due for the purchase of the 82-acre parcel of M-1 Industrial land (the “Mill Site” or the “Property”) adjacent to the historic New Brunswick mine shaft in Nevada County, California. The extension of the payment terms will allow the Company to focus its financial resources on the upcoming exploration drill program at the Idaho-Maryland Gold Project. The Mill Site land purchase has previously been disclosed by news releases on August 8th 2017 and April 7th 2017. The Company has invested US$600,000 in the Property to date. The remaining balance of US$1,300,000 payable in four payments over the next year is shown in Table 1.

Table 1 – Payment Schedule for Mill Site Property Purchase

Date	Payment (USD)
Sep 30th 2017	$300,000
Dec 30th 2017	$300,000
Mar 30th 2018	$300,000
Jun 30th 2018	$400,000

The Company believes this land purchase is a valuable addition to the Idaho-Maryland Gold Project.

The Mill Site property is located directly adjacent to the Brunswick Mine shaft where the Company currently owns 37 acres of surface land. The Mill Site land previously hosted a major commercial lumber mill and 55,000 ft2 of industrial buildings until 1991. All buildings have subsequently been removed. The property has a large leveled area of ~40 acres. The Mill Site has a recycle pond which was constructed in 1988 and used to collect spray runoff from the lumber mill. The pond has a surface area of approximately 3.7 acres and a design capacity of approximately 40 acre-feet. The pond is believed to be lined with a single 2 ft layer of clay and was designed by a registered civil engineer.

About Rise Gold Corp

Rise is an exploration-stage mining company. The Company’s principal asset is the historic past producing Idaho-Maryland Gold Mine located in California, USA. The Idaho-Maryland Gold Mine is one of the United States’ greatest past producing gold mines with total past production of 2,414,000 oz of gold from 1866-1955. Rise is a US corporation incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP

Suite 488, 1090 West Georgia Street

Vancouver, BC V6E 3V7

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

Benjamin Mossman, P.Eng, CEO of the Rise Gold Corp, is the Qualified Person responsible for the content of this news release. The CSE has not reviewed, approved or disapproved of the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.